SCHEDULE A

to the

INVESTMENT ADVISORY AGREEMENT

Dated June 25, 2025 between

ROUNDHILL ETF TRUST

and

Roundhill Financial Inc.

Fund	Fee
Roundhill Bitcoin Covered Call Strategy ETF	0.95% of the Fund’s average daily net assets
Roundhill S&P 500 0DTE Covered Call Strategy ETF	0.95% of the Fund’s average daily net assets
Roundhill Innovation-100 0DTE Covered Call Strategy ETF	0.95% of the Fund’s average daily net assets
Roundhill Daily 2X Long Magnificent Seven ETF	0.95% of the Fund’s average daily net assets
Roundhill GLP-1 & Weight Loss ETF	0.59% of the Fund’s average daily net assets
Roundhill S&P 500 Target 10 Managed Distribution ETF	0.49% of the Fund’s average daily net assets
Roundhill S&P 500 Target 20 Managed Distribution ETF	0.49% of the Fund’s average daily net assets
Roundhill Ether Covered Call Strategy ETF	0.95% of the Fund’s average daily net assets
Roundhill Russell 2000 0DTE Covered Call Strategy ETF	0.95% of the Fund’s average daily net assets
Roundhill China Dragons ETF	0.59% of the Fund’s average daily net assets
Roundhill Daily 2X Long China Dragons ETF	0.99% of the Fund’s average daily net assets
Roundhill Weekly T-Bill ETF	0.19% of the Fund’s average daily net assets
Roundhill Uranium ETF	0.75% of the Fund’s average daily net assets
Roundhill AAPL WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill AMD WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill AMZN WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets

Fund	Fee
Roundhill COIN WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill GOOGL WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill META WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill MSFT WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill PLTR WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill NVDA WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill TSLA WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill Magnificent Seven Covered Call ETF	0.99% of the Fund’s average daily net assets
Roundhill ABNB WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill ARM WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill ASML WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill AVGO WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill BABA WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill BRKB WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill COST WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill CRWD WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill DKNG WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill HOOD WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill JPM WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill LMT WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets

Fund	Fee
Roundhill MSTR WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill NFLX WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill RDDT WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill SHOP WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill SPOT WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill TSM WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill UBER WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill XOM WeeklyPayTM ETF	0.99% of the Fund’s average daily net assets
Roundhill Humanoid Robotics ETF	0.75% of the Fund’s average daily net assets
Roundhill S&P 500 No Dividend Target ETF	0.19% of the Fund’s average daily net assets